Exhibit 99.4

     In connection with the Quarterly Report of the Company on Form 10-QSB for the period ended June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), the undersigned, in the capacity and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

SIGNATURE                                TITLE                        DATE
------------------------   ------------------------------------  ------------
/s/  James  C.  Fields     Acting  Chief  Financial  Officer,    August 13, 2003
------------------------   Treasurer  and  Secretary  (Chief
  James C. Fields          Accounting  Officer)